Exhibit (32.2)

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Beverley A. Babcock, the chief financial officer of Imperial Oil Limited (the “company”), hereby certifies that, to her knowledge:

(i)	the Annual Report on Form 10-K of the company for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:    February 28, 2018

/s/ Beverley A. Babcock

Beverley A. Babcock
Senior vice-president, finance and
administration, and controller
(Chief financial officer)